UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

(Exact Name of Registrant as Specified in Charter)

001-11302

(Commission File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On May 17, 2016, KeyBank National Association, a wholly-owned subsidiary of KeyCorp, commenced a private offering (the “Bank Note Offering”) to institutional accredited investors of unsecured subordinated bank notes (the “Bank Notes”), pursuant to KeyBank’s previously established global bank note program.

In connection with the Bank Note Offering, KeyBank is furnishing to prospective investors in the Bank Notes unaudited pro forma combined condensed consolidated financial information (the “Updated Pro Forma Information”) reflecting the contemplated merger between KeyCorp and First Niagara Financial Group., Inc. (the “Merger”). The Updated Pro Forma Information sets forth (a) an unaudited pro forma combined condensed balance sheet of KeyCorp giving effect to the Merger as if the transaction had occurred on March 31, 2016, and (b) an unaudited pro forma combined condensed income statement of KeyCorp for the year ended December 31, 2015 and the three months ended March 31, 2016, that gives effect to the Merger as if the transaction had become effective on January 1, 2015. The Updated Pro Forma Information is attached hereto as Exhibit 99.1.

This Current Report on Form 8-K is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference into the filings of KeyCorp under the Securities Act of 1933, as amended.

Item 9.01	Exhibits

Exhibit Number	Description

99.1	Unaudited Pro Forma Combined Condensed Consolidated Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KeyCorp

Date: May 17, 2016

/s/ Douglas M. Schosser
	By:	Douglas M. Schosser
Chief Accounting Officer